UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
————————————————
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017
JACKSONVILLE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34821 (Commission File Number)	36-4670835 (I.R.S. Employer Identification No.)
1211 West Morton Avenue, Jacksonville, Illinois 62650
 (Address of principal executive offices)

(217) 245-4111
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 16, 2017, Jacksonville Savings Bank (the "Bank"), the wholly-owned subsidiary of Jacksonville Bancorp, Inc. (the "Company"), entered into a change in control agreement with Chris A. Royal, Executive Vice President and Chief Lending Officer (the "Change in Control Agreement").  The Change in Control Agreement has an initial term of two years, provided, however, that commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the term will renew for one (1) year, unless a notice of non-renewal is provided by the Board of Directors of the Bank at least 10 days prior to any anniversary date.

In the event of a change in control of the Company or the Bank, followed by Mr. Royal's termination by the Bank without "cause" or voluntary resignation for "good reason" (as such terms are defined in the Change in Control Agreement), Mr. Royal would receive a lump sum cash severance payment equal two (2) times the sum of: (i) the average annual base salary, bonus and any other cash compensation earned by Mr. Royal during the two (2) years immediately prior to the year in which his date of termination occurs; and (ii) the average amount of annual benefits received by him pursuant to the employee benefit plans maintained by the Bank during the two (2) years immediately prior to the year in which his date of termination occurs.  In addition, Mr. Royal would receive continued life insurance coverage and non-taxable medical and dental insurance coverage for two years following his date of termination.

If such severance payments and the benefits would include an "excess parachute payment" as defined under Section 280G of the Internal Revenue Code, the severance payments and/or benefits would be reduced by the minimum amount necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.

The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement that is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits.

Exhibit Number	Description
Exhibit 10.1	Change in Control Agreement between Jacksonville Savings Bank and Chris A. Royal dated August 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

JACKSONVILLE BANCORP, INC.
Date: August 17, 2017	By:	/s/ Diana Tone
Diana Tone
Executive Vice President and Chief Financial Officer